EXHIBIT 32
                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Naugatuck Valley Financial Corporation (the "Company") on Form 10-Q for the period ended September 30, 2005, as filed with the Securities and Exchange Commission (the "Report"), I, John C. Roman, President and Chief Executive Officer of the Company, and I, Lee
R. Schlesinger, Vice President and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the date and for the period covered by the Report.


/s/ John C. Roman
-----------------
John C. Roman
President and Chief Executive Officer


/s/ Lee R. Schlesinger
----------------------
Lee R. Schlesinger
Vice President and Treasurer
(Principal Financial Officer)

Date: November 14, 2005


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